UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012 (April 18, 2012)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)               (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2012, the Company entered into a First Addendum (the “First Addendum”) to the Relationship Agreement dated January 25, 2012 (the “Relationship Agreement”) by and among the Company, Business Venture Investments No 1567 (Proprietary) Limited (RF), a South African company (“BEE SPV”), Mosomo Investment Holdings (Proprietary) Limited, a South African company and Brian Khomotso Mosehla. The First Addendum extended the date for fulfillment of certain conditions precedent and obligations contained in the Relationship Agreement.

The foregoing description of the First Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the First Addendum, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Reference is made to Item 3.02 which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Relationship Agreement, as amended by the First Addendum, all conditions precedent have been fulfilled and on April 19, 2012, the Company issued to BEE SPV the option to purchase 8,955,000 shares of the Company’s common stock contemplated by the Relationship Agreement (the “Option”).

The terms of the Option and the Relationship Agreement are described in the Company’s Current Report on Form 8-K filed on January 26, 2012. The form of Option was filed as Exhibit 99.2 to such Form 8-K.

A copy of the press release announcing the issue of the Option is included herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

First Addendum dated April 18, 2012 to the Relationship Agreement by and among the Company, Business Venture Investments No 1567 (Proprietary) Limited (RF), Mosomo Investment Holdings (Proprietary) Limited and Brian Khomotso Mohsela.

99.2	Press release issued by the Company on April 19, 2012.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: April 19, 2012	By:	/s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of
the Board